Immediate Release
CB Financial Services, Inc.
Agrees to Sell Insurance Agency Subsidiary
WASHINGTON, PA., December 1, 2023 -- CB Financial Services, Inc. (“CB” or the “Company”) (NASDAQGM: CBFV), the holding company of Community Bank (the “Bank”) and Exchange Underwriters, Inc. (“Exchange Underwriters”), the full-service independent insurance agency subsidiary of the Bank announced today that the Bank and Exchange Underwriters have entered into an Asset Purchase Agreement (the “Purchase Agreement”) with World Insurance Associates, LLC (“World”) for a $30.5 million cash purchase price plus possible additional revenue-based earn-out payments. The transaction is subject to customary closing conditions and is anticipated to be completed in the fourth quarter of 2023.

Key Highlights:
• CBs’ growth of Exchange Underwriters over the years culminates with the capture of a valuation premium, providing capital to strategically redeploy across the core banking franchise.
• Purchase price represents approximately 5.11x LTM Insurance Agency Revenue and approximately 26.08x September 30, 2023 LTM Insurance Agency Earnings.
• The net gain on sale, on an after-tax basis, is expected to be approximately $16.4 million.
• Eliminates $821,000 of other intangibles.
• Transaction is financially compelling with approximate expected pro forma impact to capital, prior to potential deployment of proceeds:
•TCE / TA: Improves by 114 basis points to 8.56%
•Tier 1 Leverage: Improves by 105 basis points to 10.42%
•Total Risk Based Capital: Improves by 160 basis points to 15.51%
•Tangible Book Value Per Share: Improves by 16.8% to $23.47
• Transaction proceeds provide potential net income and earnings per share enhancements as generated capital is deployed through strategic and franchise growth initiatives over time.
John Montgomery, President and CEO of CB, stated, “The insurance business has been an integral part of Community Bank. After extensive diligence, we believe World is the right partner, providing optimal benefit for all stakeholders,and assuring our associates and clients are well taken care of. This transaction realizes a significant valuation premium and is immediately accretive to capital, tangible book value, and liquidity. The additional capital provides flexibility to evaluate and pursue various strategic initiatives to redeploy capital in support of our core banking business with a focus on continuing to enhance long-term shareholder value.”
Current leadership and direct employees of Exchange Underwriters are expected to join World.

Dowling Hales acted as exclusive financial advisor and Luse Gorman, PC acted as legal counsel to CB.
About CB Financial Services, Inc.
CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates its branch network in southwestern Pennsylvania and West Virginia. Community Bank offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance brokerage services through Exchange Underwriters, Inc., its wholly owned subsidiary.
For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.communitybank.tv.

Statement About Forward-Looking Statements
Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.
Company Contact:
John H. Montgomery
President and Chief Executive Officer
Phone: (724) 225-2400